Exhibit 10.12
Appendix A – Power of Attorney to Business Operation Agreement
Power of Attorney
I hereby authorize Shengqu Information Technology (Shanghai) Co., Ltd. (hereinafter referred to as the “Authorized Person”) to exercise the shareholder rights representing 48.6% Share held by me in Shanghai Shulong Technology Development Co., Ltd. (hereinafter referred to as the “Company”). In the meantime, I hereby authorize the Authorized Person to exercise the following rights irrevocably during the Term of this Power of Attorney:
The Authorized Person is authorized to exercise all shareholder rights conferred to 48.6% Share of the Company in accordance with the laws and the articles of association for and on behalf of me. Such rights shall include but not limited to: proposing to convene the general meeting, accepting any notices in respect of general meeting and agenda, attending the general meeting and exercising all voting rights conferred to the 48.6% Share (including the designation and appointment of directors, general manager, financial controller and other senior management of the Company in the general meeting as the authorized representative of the Company), selling or transferring the 48.6% Share in the Company, and so on.
The Authorized Person is entitled to appoint an individual from the board of directors (or the executive directors) to exercise the rights granted by the Principal under this Power of Attorney.
I hereby acknowledge and accept any action, non-action and decision that may be made by the Authorized Person in the Term of this Power of Attorney. Furthermore, I hereby confirm that the said action, non-action and decision are binding upon me, and I will not object such action, non-action and decision in any way, and I will bear any legal consequence arising out of such action, non-action and decision.
Unless otherwise the Business Operation Agreement by and among the Company, Authorized Person, Zhang Ying-feng and me is terminated earlier for any reason, this Power of Attorney shall be effective for twenty (20) years (the “Term”) from the date when it is entered into. In the event that the Authorized Person demands extending this Power of Attorney upon the expiration of the Term, the Company shall extend this Power of Attorney unconditionally at the request of the Authorized Person.
If it is necessary for me to enter into any documents for the implementation, execution or performance of the said action, non-action or decision for any reason, I will enter into such documents subject to the orders of the Authorized Person.
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Principal: Wang Dong-xu (Sign)
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Authorized Person: Shengqu Information Technology (Shanghai) Co., Ltd. (Seal)

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Representative of Authorized Person :               (Sign)

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